Exhibit 99.1

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED

(Incorporated in Bermuda. Registration Number: EC 09799)

AND ITS SUBSIDIARIES

ANNUAL REPORT

For the financial years ended 31 December 2021 and 31 December 2020

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED

(Incorporated in Bermuda)

AND ITS SUBSIDIARIES

ANNUAL REPORT

For the financial years ended 31 December 2021 and 31 December 2020

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors of Swire Pacific Offshore Holdings Limited

Opinion

We have audited the accompanying consolidated financial statements of Swire Pacific Offshore Holdings Limited and its subsidiaries (the “Company”), which comprise the consolidated balance sheets as of 31 December 2021 and 2020, and the related consolidated statements of comprehensive income, of changes in equity and of cash flows for the years then ended, including the related notes (collectively referred to as the “consolidated financial statements”).

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of 31 December 2021 and 2020, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the Company’s ability to continue as a going concern for at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

PricewaterhouseCoopers LLP

Singapore

7 March 2022

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the financial years ended 31 December 2021 and 31 December 2020

	Note	2021	2020
		US$’000	US$’000
Continuing operations

Revenue	4	207,473	217,690
Cost of sales	6	(194,634)	(252,613)
Gross profit/(loss)		12,839	(34,923)

Other gains/(losses) - net
- Impairment loss on financial assets	29(b)	-	(8,856)
- Impairment of property, plant and equipment	15	-	(559,710)
- Interest income		550	349
- Gain on disposal of interest in an associate	20	14,268	-
- Others	5	10,753	10,598

Expenses
- Administrative	6	(33,996)	(39,994)
- Finance	8	(404)	(571)

Share of net profit/(loss) of associates and joint venture	20,21	2,332	(1,590)

Profit/(loss) before income tax		6,342	(634,697)

Income tax (expense)/credit	9	(2,104)	654

Profit/(loss) from continuing operations		4,238	(634,043)

Discontinued operation

Loss from discontinued operation	10	-	(32,700)

Total profit/(loss)		4,238	(666,743)

The accompanying notes form an integral part of these consolidated financial statements.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

For the financial years ended 31 December 2021 and 31 December 2020

Note	2021	2020
	US$’000	US$’000

Other comprehensive income:

Items that may be reclassified subsequently to profit or loss
Cash flow hedges
- Fair value (losses)/gains	(397)	167
- Reclassification	(451)	633
Exchange differences on translation of foreign operations	602	1,400
	(246)	2,200

Item that will not be reclassified to profit or loss:
Remeasurements of post-employment benefit obligations	443	122
Other comprehensive income, net of tax	197	2,322

Total comprehensive income/(loss)	4,435	(664,421)

Profit/(loss) attributable to:
Equity holders of the Company	4,948	(664,207)
Non-controlling interests	(710)	(2,536)
	4,238	(666,743)

Profit/(loss) attributable to equity holders of the Company relates to:
Profit/(loss) from continuing operations	4,948	(631,507)
Loss from discontinued operation	-	(32,700)
	4,948	(664,207)

Total comprehensive income/(loss) attributable to:
Equity holders of the Company	5,145	(661,885)
Non-controlling interests	(710)	(2,536)
	4,435	(664,421)

The accompanying notes form an integral part of these consolidated financial statements.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

As at 31 December 2021 and 31 December 2020

	Note	2021	2020
		US$’000	US$’000
ASSETS
Current assets
Cash and bank balances	11	31,232	45,144
Trade and other receivables	12	85,493	78,995
Inventories	13	9,580	14,922
Other current assets	14	6,474	8,619
Derivative financial instruments	25	-	760
		132,779	148,440

Non-current assets
Property, plant and equipment	15	305,493	347,213
Right-of-use assets	17	449	352
Intangible assets	16	1,702	2,829
Deferred tax assets	23	195	464
Post-employment benefits	19	1,241	1,253
Investments in associates	20	113,810	153,406
Investment in a joint venture	21	2	2
		422,892	505,519

Total assets		555,671	653,959

LIABILITIES
Current liabilities
Trade and other payables	24	108,720	126,194
Contract liabilities	4(b)	-	155
Lease liabilities	18	249	1,335
Derivative financial instruments	25	88	-
Current income tax liabilities		6,297	6,213
Payables to intermediate holding corporation	26	32,563	25,593
Provisions		-	10,346
		147,917	169,836

Non-current liabilities
Deferred revenue		-	61
Lease liabilities	18	164	288
		164	349

Total liabilities		148,081	170,185

Net assets		407,590	483,774

EQUITY
Share capital	27	1,300,000	1,380,000
Other reserves	28	2,880	2,683
Accumulated losses		(891,505)	(896,453)
Capital and reserves attributable to equity holders of the Company		411,375	486,230
Non-controlling interests	22	(3,785)	(2,456)
Total equity		407,590	483,774

The accompanying notes form an integral part of these consolidated financial statements.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the financial years ended 31 December 2021 and 31 December 2020

			Attributable to equity holders of the Company
	Note	Share capital	Other reserves	Accumulated losses	Total	Non-controlling interests	Total
		US$’000	US$’000	US$’000	US$’000	US$’000	US$’000

2021
Beginning of financial year		1,380,000	2,683	(896,453)	486,230	(2,456)	483,774

Profit/(loss) for the year		-	-	4,948	4,948	(710)	4,238

Other comprehensive income for the year		-	197	-	197	-	197

Total comprehensive income for the year		-	197	4,948	5,145	(710)	4,435

Dividend paid	22	-	-	-	-	(619)	(619)

Capital return	27	(80,000)	-	-	(80,000)	-	(80,000)

End of financial year		1,300,000	2,880	(891,505)	411,375	(3,785)	407,590

2020
Beginning of financial year		900,000	361	(232,246)	668,115	80	668,195

Loss for the year		-	-	(664,207)	(664,207)	(2,536)	(666,743)

Other comprehensive income for the year		-	2,322	-	2,322	-	2,322

Total comprehensive loss for the year		-	2,322	(664,207)	(661,885)	(2,536)	(664,421)

Capital contribution	27	480,000	-	-	480,000	-	480,000

End of financial year		1,380,000	2,683	(896,453)	486,230	(2,456)	483,774

The accompanying notes form an integral part of these consolidated financial statements.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the financial years ended 31 December 2021 and 31 December 2020

	Note	2021	2020
		US$’000	US$’000
Cash flows from operating activities
Total profit/(loss)		4,238	(666,743)

Adjustments for:
- Income tax expenses/(credit)		2,104	(654)
- Depreciation of property, plant and equipment		28,871	74,663
- Amortisation of right-of-use assets		1,250	2,960
- Amortisation of intangible assets		1,129	1,072
- Gain on disposal of property, plant and equipment		(11,077)	(9,215)
- Gain on disposal of a subsidiary		-	(6,819)
- Gain on disposal of interest in an associate		(14,268)	-
- Impairment of property, plant and equipment		-	559,710
- Impairment of intangible assets		-	907
- Share of net profit of associates and joint venture		(2,332)	-
- Interest expense		42	86
- Interest income		(550)	(349)
		9,407	(44,382)
Changes in working capital, net of effects from disposal of a subsidiary
- Decrease/(increase) in inventories		5,342	(3,984)
- Increase in debtors		(4,353)	(89,424)
- (Decrease)/increase in creditors and provision		(25,996)	127,231
Cash used in operations		(15,600)	(10,559)
Income tax refund		-	3,626
Income tax paid		(1,752)	(3,523)
Net cash used in operating activities		(17,352)	(10,456)

Cash flows from investing activities
Additions to property, plant and equipment		(16,358)	(19,246)
Proceeds from disposal of interest in an associate	20	45,167	55,322
Proceeds from disposal of property, plant and equipment	15	49,120	42,275
Purchase of intangible assets		(2)	(1,395)
Loan repayment from a material associate		-	100,971
Net cash provided by investing activities		77,927	177,927

Cash flows from financing activities
Capital return	27	(80,000)	(80,000)
Repayment of the principal portion of the lease liabilities		(796)	(1,770)
Interest paid		(42)	(86)
Dividends paid to non-controlling shareholders in a subsidiary		(619)	-
Increase/(decrease) in payable to intermediate holding corporation		6,970	(78,164)
Net cash used in financing activities		(74,487)	(160,020)

Net (decrease)/increase in cash and cash equivalents		(13,912)	7,451
Cash and cash equivalents at beginning of financial year	11	45,144	37,693
Cash and cash equivalents at end of financial year	11	31,232	45,144

Reconciliation of liabilities arising from financing activities

				Non-cash changes
	1 January US$'000	Proceeds US$'000	Principal and interest payments US$'000	Addition - new leases US$’000	Modification US$’000	Addition to contribution surplus US$’000	Termination of lease liability US$’000	Interest expense US$’000	31 December US$'000
Lease liabilities
2021	1,623	-	(838)	222	(636)	-	-	42	413
2020	3,911	-	(1,856)	967	-	-	(1,485)	86	1,623
Payables to intermediate holding corporation
2021	25,593	6,970	-	-	-	-	-	-	32,563
2020	663,757	-	(78,164)	-	-	(560,000)	-	-	25,593

The accompanying notes form an integral part of these consolidated financial statements.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

These notes form an integral part of and should be read in conjunction with the accompanying financial statements.

1.	General information

Swire Pacific Offshore Holdings Limited is incorporated and domiciled in Bermuda. The address of its registered office is Victoria Place, 5th Floor, 31 Victoria Street, Hamilton HM 10, Bermuda.

The principal activities of Swire Pacific Offshore Holdings Limited and its subsidiaries (the “Company”) consist of owning, chartering and operating vessels for the offshore oil and gas industry.

2.	Significant accounting policies

2.1	Basis of preparation

These consolidated financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) under the historical cost convention, except as disclosed in the accounting policies below.

The preparation of these financial statements in conformity with IFRS requires management to exercise its judgement in the process of applying the Group’s accounting policies. It also requires the use of certain critical accounting estimates and assumptions. The areas involving a higher degree of judgement or complexity, or areas where estimates and assumptions are significant to the financial statements are disclosed in Note 3.

These financial statements are prepared on a going concern basis because the intermediate holding corporation, Swire Pacific Limited, has undertaken to provide continuing financial support up to the earlier of 12 months from 31 December 2021 and the date it ceases to be the intermediate holding corporation so that the Group is able to pay its debts as and when they fall due.

Interpretations and amendments to published standards effective in 2021

On 1 January 2021, the Group adopted the new or amended IFRS and Interpretations to IFRS (“INT IFRS”) that are mandatory for application for the financial year. Changes to the Group’s accounting policies have been made as required, in accordance with the transitional provisions in the respective IFRS and INT IFRS.

The adoption of these new or amended IFRS and INT IFRS did not result in substantial changes to the Group’s accounting policies and had no material effect on the amounts reported for the current or prior financial years.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.2	Revenue recognition

(a)	Time charter hire services

Revenue from time charter hire services is generated from leasing of vessels and provision of services. A time charter contract consists of a leasing component (the bareboat element) and a service component. The service component is within the scope of IFRS 15, while the leasing component is within the scope of IFRS 16. Refer to Note 2.17 on accounting policy for leases. Both the service component and the leasing component are recognised as revenue over the lease period on a straight-line basis.

The customers are invoiced once every month. Prepayments from customers for which the service components have yet to be provided are recognised as contract liabilities, and recognised as revenue over the period during which the services are performed. Prepayments from customers for the leasing component are recognised as deferred revenue. Refer to Note 2.14 for accounting policy on deferred revenue classified under ‘Trade and other payables’. Accrued revenue is recognised under trade and other receivables for the revenue recognised but not yet invoiced.

(b)	Non-charter hire services - Ship management fees

Revenue from ship management services is recognised over the period services are rendered in accordance with the ship management agreement. Customers are invoiced at the end of every month.

(c)	Interest income

Interest income is recognised using the effective interest rate method.

2.3	Government grants

Grants from the government are recognised as a receivable at fair value when there is reasonable assurance that the grant will be received and the Group will comply with all the attached conditions.

Government grants receivable are recognised as income over the periods necessary to match them with the related costs which they are intended to compensate, on a systematic basis. Government grants relating to expenses are offset against employee compensation expenses.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.4	Group accounting

(a)	Subsidiaries

(i)         Consolidation

Subsidiaries are all entities (including structured entities) over which the Group has control. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the Group. They are deconsolidated from the date that control ceases.

In preparing the consolidated financial statements, transactions, balances and unrealised gains on transactions between group entities are eliminated. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment indicator of the transferred asset. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

Non-controlling interests comprise the portion of a subsidiary’s net results of operations and its net assets, which is attributable to the interests that are not owned directly or indirectly by the equity holders of the Company. They are shown separately in the consolidated statement of comprehensive income, statement of changes in equity, and balance sheet. Total comprehensive income is attributed to the non-controlling interests based on their respective interests in a subsidiary, even if this results in the non-controlling interests having a deficit balance.

(ii)         Disposals

When a change in the Group’s ownership interest in a subsidiary results in a loss of control over the subsidiary, the assets and liabilities of the subsidiary including any goodwill are derecognised. Amounts previously recognised in other comprehensive income in respect of that entity are also reclassified to profit or loss or transferred directly to retained earnings if required by a specific Standard.

Any retained equity interest in the entity is remeasured at fair value. The difference between the carrying amount of the retained interest at the date when control is lost and its fair value is recognised in profit or loss. This full gain approach is consistent when it involves non-monetary considerations.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.4	Group accounting (continued)

(b)	Transactions with non-controlling interests

Changes in the Group’s ownership interest in a subsidiary that do not result in a loss of control over the subsidiary are accounted for as transactions with equity owners of the Company. Any difference between the change in the carrying amounts of the non-controlling interest and the fair value of the consideration paid or received is recognised within equity attributable to the equity holders of the Company.

(c)	Associates and joint venture

Associates are entities over which the Group has significant influence, but not control, generally accompanied by a shareholding giving rise to voting rights of 20% and above.

Joint venture is an entity over which the Group has joint control as a result of contractual arrangements, and rights to the net assets of the entity.

Investments in associates and joint venture are accounted for in the consolidated financial statements using the equity method of accounting less impairment losses, if any.

(i)         Acquisition

Investments in associates and joint venture are initially recognised at cost. The cost of an acquisition is measured at the fair value of the assets given, equity instruments issued or liabilities incurred or assumed at the date of exchange, plus costs directly attributable to the acquisition. Goodwill on associates and joint venture represents the excess of the cost of acquisition of the associates or joint venture over the Group’s share of the fair value of the identifiable net assets of the associates or joint venture and is included in the carrying amount of the investments.

(ii)         Equity method of accounting

Under the equity method of accounting, the investments are initially recognised at cost and adjusted thereafter to recognise Group’s share of its associates’ or joint venture’s post-acquisition profits or losses of the investee in profit or loss and its share of movements in other comprehensive income of the investee’s other comprehensive income. Dividends received or receivable from the associates or joint venture are recognised as a reduction of the carrying amount of the investments.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.4	Group accounting (continued)

(c)	Associates and joint venture (continued)

(ii)         Equity method of accounting (continued)

When the Group’s share of losses in associates or joint venture equals to or exceeds its interest in the associates or joint venture, the Group does not recognise further losses, unless it has legal or constructive obligations to make, or has made, payments on behalf of the associates or joint venture.

If the associates or joint venture subsequently report profits, the Group resumes recognising its share of those profits only after its share of the profits equals the share of losses not recognised. Interest in associates or joint venture includes any long-term loans for which settlement is never planned nor likely to occur in the foreseeable future.

Unrealised gains on transactions between the Group and its associates or joint venture are eliminated to the extent of the Group's interest in the associates or joint venture. Unrealised losses are also eliminated unless the transactions provide evidence of impairment of the assets transferred. The accounting policies of associates or joint venture are changed where necessary to ensure consistency with the accounting policies adopted by the Group.

(iii)         Disposals

Investments in associates or joint venture are derecognised when the Group loses significant influence or joint control. If the retained equity interest in the former associates or joint venture is a financial asset, the retained equity interest is measured at fair value. The difference between the carrying amount of the retained interest at the date when significant influence or joint control is lost, and its fair value and any proceeds on partial disposal, is recognised in profit or loss.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.5	Employee compensation

Employee benefits are recognised as an expense, unless the cost qualifies to be capitalised as an asset.

(a)	Defined contribution plans

Defined contribution plans are post-employment benefit plans under which the Group pays fixed contributions into separate entities on a mandatory, contractual or voluntary basis. The Group has no further payment obligations once the contributions have been paid.

(b)	Employee leave entitlement

Employee entitlements to annual leave are recognised when they accrue to employees. A provision is made for the estimated liability for annual leave as a result of services rendered by employees up to the balance sheet date.

(c)	Defined benefit retirement plan obligations

For defined benefit schemes, retirement benefit costs are assessed using the projected unit credit method. Under this method, the cost of providing retirement benefits is charged to the statement of comprehensive income so as to spread the regular cost over the service lives of employees.

The asset or liability recognised in the statement of financial position is the present value of the cost of providing the defined benefit obligation less the fair value of plan assets at the end of the reporting period. The defined benefit obligation is calculated annually by independent actuaries and is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate rates. The plan assets are valued on a bid price basis.

Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions are charged or credited to equity in statement of comprehensive income in the period in which they arise. Past service costs are recognised immediately in the statement of comprehensive income.

2.6	Borrowing costs

Borrowing costs are recognised in profit or loss using the effective interest method, except for those costs that are directly attributable to the construction of new vessels, which are capitalised.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.7	Income taxes

Current income tax for current and prior periods is recognised at the amount expected to be paid to or recovered from the tax authorities, using the tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date. Management periodically evaluates positions taken in tax returns with respect to situations in which applicable tax regulation is subject to interpretation and considers whether it is probable that a tax authority will accept an uncertain tax treatment. The Group measures its tax balances either based on the most likely amount or the expected value, depending on which method provides a better prediction of the resolution of the uncertainty.

Deferred income tax is recognised for all temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements except when the deferred income tax arises from the initial recognition of an asset or liability that affects neither accounting nor taxable profit or loss at the time of the transaction.

Deferred income tax is measured at the tax rates that are expected to apply when the related deferred income tax asset is realised or the deferred income tax liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted by the balance sheet date.

Current and deferred income taxes are recognised as income or expenses in profit or loss, except to the extent that the tax arises from a transaction which is recognised directly in equity.

2.8	Inventories

Inventories are carried at the lower of cost and net realisable value. Cost is determined using the weighted average basis. Net realisable value is the estimated selling price in the ordinary course of business, less applicable variable selling expenses.

2.9	Property, plant and equipment

Property, plant and equipment are recognised at cost less accumulated depreciation and accumulated impairment losses.

The cost of an item of property, plant and equipment initially recognised includes its purchase price and any costs that are directly attributable to bringing the asset to the location and condition necessary for it to be capable of operating in the manner intended by management. Cost also includes borrowing costs (refer to Note 2.6 on borrowing costs).

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.9	Property, plant and equipment (continued)

Instalments on new building contracts are capitalised as vessels under construction. The capitalised value is transferred to vessels upon delivery from the shipyard. The acquisition cost reported is the sum of the instalments paid plus costs incurred during the construction period.

A portion of the cost of new vessels, representing the subsequent dry docking and main engine overhaul, is capitalised. This cost is depreciated over the period to the next scheduled dry docking and engine overhaul which is generally between 2 and 5 years.

Subsequent expenditure relating to property, plant and equipment that has already been recognised is added to the carrying amount of the asset only when it is probable that future economic benefits associated with the item will flow to the Group and the cost of the item can be measured reliably. All other repair and maintenance expenses are recognised in profit or loss when incurred.

Depreciation is calculated using the straight-line method to allocate their depreciable amounts over the assets’ estimated useful lives. Vessels under construction are not depreciated until they are completed. The estimated useful lives are as follows:

Useful lives (in years)
Building	20
Plant and equipment	2 to 5
Vessels	20
Dry docking	5

The residual values, estimated useful lives and depreciation method of property, plant and equipment are reviewed and adjusted as appropriate at each balance sheet date. The effects of any revision are recognised in profit or loss when the changes arise.

2.10	Intangible assets

Intangible assets, mainly computer software, are initially recognised at cost which includes the purchase price and any other directly attributable costs of preparing the asset for its intended use.

Intangible assets are subsequently carried at cost less accumulated amortisation and accumulated impairment losses. These costs are amortised to the profit or loss using the straight-line method over their estimated useful lives of 3 to 8 years.

The amortisation period and amortisation method of intangible assets are reviewed at each balance sheet date. The effects of any revision are recognised in profit or loss when the changes arise.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.11	Impairment of non-financial assets

Property, plant and equipment, right-of-use assets, intangible assets, investments in associates and investment in a joint venture are tested for impairment whenever there is any objective evidence or indication that these assets may be impaired.

For the purpose of impairment testing of assets, recoverable amount (i.e. the higher of the fair value less costs to sell and the value-in-use) is determined on an individual asset basis unless the asset does not generate cash flows that are largely independent of those from other assets. If this is the case, the recoverable amount is determined for the cash-generating unit (CGU) to which the asset belongs.

If the recoverable amount of the asset or CGU is estimated to be less than its carrying amount, the carrying amount of the asset or CGU is reduced to its recoverable amount.

The difference between the carrying amount and recoverable amount is recognised as an impairment loss in profit or loss.

For an asset other than goodwill, management assesses at the end of the reporting period whether there is any indication that an impairment recognised in prior periods may no longer exist or may have decreased. If any such indication exists, the recoverable amount of that asset is estimated and may result in a reversal of impairment loss. The carrying amount of this asset is increased to its revised recoverable amount, provided that this amount does not exceed the carrying amount that would have been determined (net of accumulated depreciation or amortisation) had no impairment loss been recognised for the asset in prior years.

A reversal of impairment loss for an asset is recognised in profit or loss.

2.12	Financial assets

(a)	Classification and measurement

The Group classifies its financial assets in the following measurement categories:

●	Amortised cost; and
●	Fair value through other comprehensive income (FVOCI).

The classification depends on the Group’s business model for managing the financial assets as well as the contractual terms of the cash flows of the financial asset.

Financial assets with embedded derivatives are considered in their entirety when determining whether their cash flows are solely payment of principal and interest.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.12	Financial assets (continued)

(a)	Classification and measurement (continued)

The Group reclassifies debt instruments when and only when its business model for managing those assets changes.

(i)	At initial recognition

At initial recognition, the Group measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs that are directly attributable to the acquisition of the financial assets. Transaction costs of financial assets carried at fair value through profit or loss are expensed in profit or loss.

(ii)	At subsequent measurement

Debt instrument

Debt instruments mainly comprise of cash and bank balances, trade and other receivables and other current assets excluding prepayments.

There are two prescribed subsequent measurement categories, depending on the Group’s business model in managing the assets and the cash flow characteristics of the asset:

●

Amortised cost: Debt instruments that are held for collection of contractual cash flows where those cash flows represent solely payments of principal and interest are measured at amortised cost. A gain or loss on a debt instrument that is subsequently measured at amortised cost and is not part of a hedging relationship is recognised in profit or loss when the asset is derecognised or impaired. Interest income from these financial assets is included in interest income using the effective interest rate method.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.12	Financial assets (continued)

(a)	Classification and measurement (continued)

(ii)	At subsequent measurement (continued)

There are two prescribed subsequent measurement categories, depending on the Group’s business model in managing the assets and the cash flow characteristic of the assets: (continued)

●

FVOCI: Debt instruments that are held for collection of contractual cash flows and for sale, and where the assets’ cash flows represent solely payments of principal and interest, are classified as FVOCI. Movements in fair values are recognised in Other Comprehensive Income (OCI) and accumulated in fair value reserve, except for the recognition of impairment gains or losses, interest income and foreign exchange gains and losses, which are recognised in profit and loss. When the financial asset is derecognised, the cumulative gain or loss previously recognised in OCI is reclassified from equity to profit or loss and presented in “other gains and losses”. Interest income from these financial assets is recognised using the effective interest rate method and presented in “interest income”.

(b)	Impairment

The Group assesses on a forward-looking basis the expected credit losses associated with its debt financial assets carried at amortised cost and FVOCI. The impairment methodology applied depends on whether there has been a significant increase in credit risk. Note 29 details how the Group determines whether there has been a significant increase in credit risk.

For trade receivables, lease receivables and contract assets, the Group applies the simplified approach permitted by the IFRS 9, which requires expected lifetime losses to be recognised from initial recognition of the receivables.

(c)	Recognition and derecognition

Regular way purchases and sales of financial assets are recognised on trade date – the date on which the Group commits to purchase or sell the asset.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.12	Financial assets (continued)

(c)	Recognition and derecognition (continued)

Financial assets are derecognised when the rights to receive cash flows from the financial assets have expired or have been transferred and the Group has transferred substantially all risks and rewards of ownership.

On disposal of a debt instrument, the difference between the carrying amount and the sale proceeds is recognised in profit or loss. Any amount previously recognised in other comprehensive income relating to that asset is reclassified to profit or loss.

On disposal of an equity investment, the difference between the carrying amount and sales proceed is recognised in profit or loss if there was no election made to recognise fair value changes in other comprehensive income. If there was an election made, any difference between the carrying amount and sales proceed amount would be recognised in other comprehensive income and transferred to retained profits along with the amount previously recognised in other comprehensive income relating to that asset.

2.13	Trade and other payables

Trade and other payables represent liabilities for goods and services provided to the Group prior to the end of the financial year which are unpaid. They are classified as current liabilities if payment is due within one year or less (or in the normal operating cycle of the business, if longer). Otherwise, they are presented as non-current liabilities.

Trade and other payables are initially recognised at fair value, and subsequently carried at amortised cost, using the effective interest method.

2.14	Deferred revenue

The leasing component (the bareboat element) of time charter revenue received in advance is deferred and recognised as a liability. Deferred revenue is recognised as revenue in profit or loss over the period during which the related service is performed.

2.15	Borrowings

Borrowings are presented as current liabilities unless the Group has an unconditional right to defer settlement for at least 12 months after the balance sheet date, in which case they are presented as non-current liabilities.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.15	Borrowings (continued)

Borrowings are initially recognised at fair value (net of transaction costs) and subsequently carried at amortised cost. Any difference between the proceeds (net of transaction costs) and the redemption value is recognised in profit or loss over the period of the borrowings using the effective interest method.

2.16	Derivative financial instruments and hedging activities

A derivative financial instrument is initially recognised at its fair value on the date the contract is entered into and is subsequently carried at its fair value. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument, and if so, the nature of the item being hedged.

The Group designates each derivative as a cash flow hedge. Fair value changes on derivatives that are not designated or do not qualify for hedge accounting are recognised in profit or loss when the changes arise.

The Group documents at the inception of the transaction the relationship between the hedging instruments and hedged items, as well as its risk management objective and strategies for undertaking various hedge transactions. The Group also documents its assessment, both at hedge inception and on an ongoing basis on whether the hedging relationship meets the hedge effectiveness requirements under IFRS 9.

The fair value of various derivatives used for hedging purposes is disclosed in Note 25. The carrying amount of a derivative designated as a hedge is presented as a non-current asset or liability if the remaining expected life of the hedged item is more than 12 months, and as a current asset or liability if the remaining expected life of the hedged item is less than 12 months. The fair value of a trading derivative is presented as a current asset or liability.

The following hedges in place qualified as cash flow hedges under IFRS 9. The Group’s risk management strategies and hedge documentation are aligned with the requirements of IFRS 9 and are thus treated as continuing hedges.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.16	Derivative financial instruments and hedging activities (continued)

Cash flow hedges - Currency forwards

The Group has entered into currency forwards that qualify as cash flow hedges against highly probable forecasted transactions denominated in foreign currencies. The fair value changes on the effective portion of the currency forwards designated as cash flow hedges are recognised in the hedging reserve. Amounts accumulated in equity are reclassified in the periods when the hedged item affects profit or loss, as follows:

●

The gain or loss relating to the effective portion of the spot component of forward contracts is treated as follows: Where the hedged item subsequently results in the recognition of a non-financial asset, the deferred hedging gains and losses are included within the initial cost of the asset. The deferred amounts are ultimately recognised in profit or loss as the hedged item affects profit or loss.

●

The fair value changes on the ineffective portion of currency forwards are recognised immediately in profit or loss. When a forecasted transaction is no longer expected to occur, the gains and losses that were previously recognised in the hedging reserve are reclassified to profit or loss immediately.

2.17	Leases

When the Group is the lessor

The Group leases vessels (the bareboat element under time charter contracts) under operating leases to non-related parties and related corporations.

Lessor - Operating leases

Leases where the Group retains substantially all risks and rewards incidental to ownership of the leased assets are classified as operating leases. Rental income from operating leases is recognised in profit or loss on a straight-line basis over the lease term.

Initial direct costs incurred by the Group in negotiating and arranging operating leases (such as mobilisation and demobilisation fees) are added to the carrying amount of the leased assets and recognised as an expense in profit or loss over the lease term on the same basis as the lease income.

Contingent income is recognised as income in profit or loss when earned.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

When the Group is the lessee

At the inception of the contract, the Group assesses if the contract contains a lease. A contract contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Reassessment is only required when the terms and conditions of the contract are changed.

●	Right-of-use assets

The Group recognises a right-of-use asset and lease liability at the date on which the underlying asset is available for use. Right-of-use assets are measured at cost which comprises the initial measurement of lease liabilities adjusted for any lease payments made at or before the commencement date and lease incentive received. Any initial direct costs that would not have been incurred if the lease had not been obtained are added to the carrying amount of the right-of-use assets.

The right-of-use asset is subsequently depreciated using the straight-line method from the commencement date to the earlier of the end of the useful life of the right-of-use asset or the end of the lease term.

Right-of-use assets are presented as a separate line item on the balance sheet.

●	Lease liabilities

The initial measurement of a lease liability is measured at the present value of the lease payments discounted using the implicit rate in the lease, if the rate can be readily determined. If that rate cannot be readily determined, the Group shall use its incremental borrowing rate.

Lease payments could include the following:

-	Fixed payment (including in-substance fixed payments), less any lease incentives receivables;
-	Variable lease payment that is based on an index or rate, initially measured using the index or rate as at the commencement date;
-	Amount expected to be payable under residual value guarantees;
-	The exercise price of a purchase option if it is reasonably certain to exercise the option; and
-	Payment of penalties for terminating the lease, if the lease term reflects the Group exercising that option.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.17	Leases (continued)

When the Group is the lessee (continued)

●	Lease liabilities (continued)

For contracts that contain both lease and non-lease components, the Group allocates the consideration to each lease component on the basis of the relative stand-alone price of the lease and non-lease component. The Group has elected to not separate lease and non-lease components for property leases and account for these as one single lease component.

Lease liability is measured at amortised cost using the effective interest method. Lease liability shall be remeasured when:

-	There is a change in future lease payments arising from changes in an index or rate;
-	There is a change in the Group’s assessment of whether it will exercise an extension option; or
-	There are modifications in the scope or the consideration of the lease that were not part of the original term.

Lease liability is remeasured with a corresponding adjustment to the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

●	Short-term and low-value leases

The Group has elected to not recognise right-of-use assets and lease liabilities for short-term leases that have lease terms of 12 months or less and leases of low value. Lease payments relating to these leases are expensed to profit or loss on a straight-line basis over the lease term.

2.18	Offsetting financial instruments

Financial assets and liabilities are offset and the net amount reported in the balance sheet when there is a legally enforceable right to offset and there is an intention to settle on a net basis or realise the asset and settle the liability simultaneously.

2.19	Cash and cash equivalents

For the purpose of presentation in the consolidated statement of cash flows, cash and cash equivalents include cash on hand and deposits with financial institutions which are subject to an insignificant risk of change in value.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.20	Dividends to Company’s shareholders

Dividends to the Company’s shareholder are recognised when the dividends are approved for payment.

2.21	Currency translation

(a)	Functional and presentation currency

Items included in the financial statements of each entity in the Group are measured using the currency of the primary economic environment in which the entity operates (“functional currency”). The financial statements are presented in United States Dollar (“USD” or “US$”), which is the functional currency of the Company.

(b)	Transactions and balances

Transactions in a currency other than the functional currency (“foreign currency”) are translated into the functional currency using the exchange rates at the dates of the transactions. Currency exchange differences resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies at the closing rates at the balance sheet date are recognised in profit or loss. Monetary items include primarily financial assets (other than equity investments), contract assets and financial liabilities. However, in the consolidated financial statements, currency translation differences arising from borrowings in foreign currencies and other currency instruments designated and qualifying as net investment hedges and net investment in foreign operations, are recognised in other comprehensive income and accumulated in the currency translation reserve.

When a foreign operation is disposed of or any loan forming part of the net investment of the foreign operation is repaid, a proportionate share of the accumulated currency translation differences is reclassified to profit or loss, as part of the gain or loss on disposal.

Foreign exchange gains and losses that relate to borrowings are presented in the income statement within “finance expense”. All other foreign exchange gains and losses impacting profit or loss are presented in the income statement within “other losses”.

Non-monetary items measured at fair values in foreign currencies are translated using the exchange rates at the date when the fair values are determined.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

2.	Significant accounting policies (continued)

2.21	Currency translation (continued)

(c)	Translation of Group entities’ financial statements

The results and financial position of all the Group entities (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentation currency are translated into the presentation currency as follows:

(i)	assets and liabilities are translated at the closing exchange rates at the reporting date;

(ii)

income and expenses are translated at average exchange rates (unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated using the exchange rates at the dates of the transactions); and

(iii)

all resulting currency translation differences are recognised in other comprehensive income and accumulated in the currency translation reserve. These currency translation differences are reclassified to profit or loss on disposal or partial disposal with loss of control of the foreign operation.

Goodwill and fair value adjustments arising on the acquisition of foreign operations are treated as assets and liabilities of the foreign operations and translated at the closing rates at the reporting date.

2.22	Share capital

Ordinary and preference shares are classified as equity. Incremental costs directly attributable to the issuance of new ordinary and preference shares are deducted against the share capital account.

2.23	Discontinued operation

A discontinued operation is a component of an entity that either has been disposed of, or that is classified as held-for-sale and:

(a)	represents a separate major line of business or geographical area of operations; or

(b)	is part of a single co-ordinated plan to dispose of a separate major line of business or geographical area of operations; or

(c)	is a subsidiary acquired exclusively with a view to resale.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

3.	Critical accounting estimates, assumptions and judgements

Estimates, assumptions and judgements are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Impairment of vessels, including dry docking

Vessels are tested for impairment whenever there is any objective evidence or indication that the carrying amounts of the vessels may not be recoverable.

During the year, management reviewed the outlook for the business and operating plans and concluded that no impairment indicators existed.

In 2020, management reassessed the carrying values of the vessels as relevant impairment indicators existed. An impairment provision of US$552,134,000 was recorded during the year to reduce the carrying value of certain vessels to their estimated recoverable value, which is determined using the higher of the fair value less costs to sell and value-in-use. Fair value less costs to sell is based on management estimates having regard to estimated resale values with the support from independent external valuers. Fair value less costs to sell is a level 3 fair value measurement. Value-in-use is determined using cash flow projections based on financial budgets covering a ten-year period prepared by management and approved by the Board of Directors. A ten-year forecast is considered appropriate for offshore vessel operations, in order to take into account the management plans for the business and the expected industry operating cycle, including an expected market recovery. The key assumptions include vessel charter hire rates and the discount rate applied to future cashflows. The discount rate used in 2020 was 8.5% per annum.

All impairment calculations demand a high degree of estimation. Changes to these estimates may significantly impact the impairment charges recognised, and future changes may lead to reversals of currently recognised impairment charges.

The net aggregate carrying values of the Group’s vessels is US$302,469,000 at 31 December 2021 (2020: US$342,906,000).

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

4.	Revenue from contracts with customers

(a)	Disaggregation of revenue from contracts with customers

	2021	2020
	US$’000	US$’000

Revenue from:
- Charter hire services	192,658	200,367
- Non-charter hire services	14,815	17,323
	207,473	217,690

All the revenues are recognised over-time.

Charter hire services are contracts with customers where the Group utilises its vessels, equipment and crew to deliver a service to the customer based on a fixed day rate. The time charter contracts can be further divided into a bareboat element and service component. The bareboat element is within a range of 6% to 22% (2020: 8% to 42%) of the total contract value.

(b)	Contract liabilities

	31 December		1 January
	2021	2020	2020
	US$’000	US$’000	US$’000

Contract liabilities
- Service component of time charter contracts	-	155	4,376

Contract liabilities for the service component of time charter contract have decreased due to the discontinued operation in 2020.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

4.	Revenue from contracts with customers (continued)

(b)	Contract liabilities (continued)

(i)	Revenue recognised in relation to contract liabilities

	2021	2020
	US$’000	US$’000

Revenue recognised in current period that was included in contract liabilities balance at beginning of the period
- Service component of time charter contracts	155	4,376

The contract liabilities relate to consideration received from customers for the unsatisfied performance obligation in the service component of time charter contracts. Revenue will be recognised when the related time charter services are provided to the customers.

(ii)	Unsatisfied performance obligation

As permitted under IFRS 15, the aggregated transaction price allocated to unsatisfied contracts of periods one year or less is not disclosed.

5.	Other gains/(losses) – net

	2021	2020
	US$’000	US$’000

Gain on disposal of property, plant and equipment	11,077	9,215
Impairment of intangible assets (Note 16)	-	(907)
Gain on disposal of a subsidiary (Note 11)	-	6,819
Net currency exchange loss	(324)	(4,529)
	10,753	10,598

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

6.	Expenses by nature

	2021	2020
	US$’000	US$’000

Depreciation of property, plant and equipment (Note 15)	28,871	45,389
Amortisation of right-of-use assets (Note 17)	1,250	1,997
Amortisation of intangible assets (Note 16)	1,129	1,072
Employee compensation (Note 7)	122,055	144,804
Repair and maintenance expenses	24,762	34,607
Vessel direct operating expenses	18,932	15,111
Vessel other operating expenses	19,109	39,281
Information technology and communication expenses	1,853	2,634
Legal and professional fees	9,782	5,133
Office rental	612	744
Reversal of restructuring costs	(3,144)	-
Other expenses	3,419	1,835
Total cost of sales and administrative expenses	228,630	292,607

7.	Employee compensation

	2021	2020
	US$’000	US$’000

Wages and salaries	97,435	121,884
Employer’s contribution to defined contribution plans	5,368	8,275
Other short-term benefits	19,252	14,645
	122,055	144,804

8.	Finance expenses

	2021	2020
	US$’000	US$’000

Bank charges	362	485
Interest expense
- Lease liabilities	42	86
	404	571

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

9.	Income taxes

Income tax expense/(credit)

	2021	2020
	US$’000	US$’000

Current tax
Current tax on profits for the year	1,687	2,918
Under/(over) provision of tax in prior years	148	(3,774)
	1,835	(856)

Deferred income tax	269	202
Income tax expenses/(credit)	2,104	(654)

Income tax expense attributable to:
Profit/(loss) from continuing operations	2,104	(654)
	2,104	(654)

The tax on profit/(loss) before tax differs from the theoretical amount that would arise using the different jurisdiction’s standard rate of income tax as follows:

	2021	2020
	US$’000	US$’000

Profit/(loss) before income tax
- continuing operations	6,342	(634,697)
- discontinued operation (Note 10(a))	-	(32,700)
	6,342	(667,397)

Share of (profit)/loss of associates and joint venture, net of tax	(2,332)	1,590

Profit/(loss) before tax and share of profit/(loss) of associates and joint venture	4,010	(665,807)

Tax calculated at domestic tax rates applicable to profit and loss in the respective countries	2,509	(114,229)

Effects of:
- Income not subject to tax	(38,512)	(27,668)
- Expenses not deductible for tax purposes	35,659	126,081
- Under/(over) provision of tax in prior years	148	(3,774)
- Deferred tax not recognised on tax losses	2,942	18,936
- Utilisation of previously unrecognised tax losses	(642)	-
Tax expense/(credit)	2,104	(654)

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

10.	Discontinued operation

On 8 October 2020, the Group announced its intention to list its wholly-owned subsidiary, Cadeler A/S (formerly known as Swire Blue Ocean A/S) on the Oslo Stock Exchange. The entire results from Cadeler A/S have been presented separately in the consolidated statement of comprehensive income as “Discontinued operation” for the year ended 31 December 2020. The disposal was completed prior to 31 December 2020 and the remaining 47% equity holding in Cadeler A/S was recognised as an investment in associate.

(a)	The result of the discontinued operation was as follows:

2020
US$’000

Revenue	26,111
Expenses	(58,811)
Loss before tax from discontinued operation	(32,700)
Loss after tax from discontinued operation	(32,700)

(b)	The impact of discontinued operation on the cash flows of the Group was as follows:

2020
US$’000

Operating cash inflows	13,216
Investing cash outflows	(7,317)
Total cash inflow	5,899

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

11.	Cash and bank balances

	2021	2020
	US$’000	US$’000

Cash at bank and on hand	31,232	44,122
Short-term bank deposits	-	1,022
	31,232	45,144

Disposal of a subsidiary

As disclosed in Note 10, the Group disposed of its wholly owned subsidiary, Cadeler A/S (formerly known as Swire Blue Ocean A/S) in 2020. The effects of the disposal on the cash flows of the Group were:

US$’000
Carrying amounts of assets and liabilities as at the date of disposal:
Cash and cash equivalents	7,364
Trade receivables, other receivables and inventories	36,888
Property, plant and equipment	290,315
Total assets	334,567

Trade and other payables	135,255
Total liabilities	135,255
Net assets derecognised	199,312

Cash inflows arising from disposal:
Net assets disposed of (as above)	199,312
Gain on disposal	6,819
Cash proceeds on disposal	206,131
Less: Non-cash consideration – investment in an associate	(143,445)
Less: Cash and cash equivalents in subsidiary disposed of	(7,364)
Net cash inflow on disposal	55,322

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

12.	Trade and other receivables

	2021	2020
	US$’000	US$’000
Trade receivables:
- Non-related parties	34,002	36,561
- Related corporations	1,252	1,494
	35,254	38,055
Less: Loss allowance	(3,203)	(5,009)
Trade receivables - net	32,051	33,046

Non-trade receivables:
- Non-related parties	163	3,856
- Related corporations	2,647	3,032
Non-trade receivables	2,810	6,888

Accrued income	21,765	15,815
Value added tax receivables	7,143	5,920
Other receivables	21,724	17,326
	85,493	78,995

Related corporations refer to subsidiaries, associates and joint venture of the immediate, intermediate and ultimate holding companies.

Non-trade amounts due from related corporations are unsecured, non-interest bearing and repayable on demand.

13.	Inventories

	2021	2020
	US$’000	US$’000

Consumables	9,369	14,669
Spares	211	253
	9,580	14,922

The cost of inventories recognised as an expense and included in “cost of sales” amounted to US$10,403,000 (2020: US$12,643,000).

14.	Other current assets

	2021	2020
	US$’000	US$’000

Prepayments	5,708	7,862
Sundry deposits	766	757
	6,474	8,619

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

15.	Property, plant and equipment

	Building	Plant and equipment	Vessels	Dry docking	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
2021
Cost
Beginning of financial year	4,326	27,476	2,240,018	64,260	2,336,080
Additions	-	333	15,861	9,873	26,067
Disposals	-	(1,107)	(249,123)	(17,314)	(267,544)
End of financial year	4,326	26,702	2,006,756	56,819	2,094,603

Accumulated depreciation
Beginning of financial year	(3,088)	(24,407)	(1,922,583)	(38,789)	(1,988,867)
Depreciation charge	(216)	(214)	(26,209)	(2,232)	(28,871)
Disposals	-	947	216,286	12,269	229,502
Others	-	(874)	-	-	(874)
End of financial year	(3,304)	(24,548)	(1,732,506)	(28,752)	(1,789,110)

Net book value	1,022	2,154	274,250	28,067	305,493

Included within the additions of vessels during the year ended 31 December 2021, is a non-cash transaction of US$9,709,000. This is an acquisition of vessel by way of settlement against receivables due from an associated company, where the receivable was previously included within the Group's investments in associates (Note 20).

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

15.	Property, plant and equipment (continued)

	Building	Plant and equipment	Vessels	Dry docking	Total
	US$’000	US$’000	US$’000	US$’000	US$’000
2020
Cost
Beginning of financial year	4,326	37,632	3,270,581	87,443	3,399,982
Additions	-	63	15,498	3,685	19,246
Disposals	-	(10,219)	(470,483)	(20,850)	(501,552)
Disposal of a subsidiary	-	-	(575,578)	(6,018)	(581,596)
End of financial year	4,326	27,476	2,240,018	64,260	2,336,080

Accumulated depreciation and impairment loss
Beginning of financial year	(1,569)	(27,508)	(2,028,731)	(46,721)	(2,104,529)
Depreciation charge
- Continuing operations	(219)	(348)	(38,994)	(5,828)	(45,389)
- Discontinued operation	-	-	(28,365)	(909)	(29,274)
Impairment	(1,300)	(6,276)	(552,134)	-	(559,710)
Disposals	-	9,725	438,393	10,636	458,754
Disposal of a subsidiary	-	-	287,248	4,033	291,281
End of financial year	(3,088)	(24,407)	(1,922,583)	(38,789)	(1,988,867)

Net book value	1,238	3,069	317,435	25,471	347,213

In 2020, disposal of vessels include a non-cash transaction where consideration from the disposal of a vessel with net book value of US$9,738,000 is recoverable as at 31 December 2020.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

16.	Intangible assets

	2021	2020
	US$’000	US$’000
Cost
Beginning of financial year	13,681	12,602
Additions	2	1,395
Disposal	-	(316)
End of financial year	13,683	13,681

Accumulated amortisation
Beginning of financial year	(10,852)	(9,189)
Amortisation charge	(1,129)	(1,072)
Disposal	-	316
Impairment	-	(907)
End of financial year	(11,981)	(10,852)

Net book value	1,702	2,829

Amortisation expense is included in the administrative expenses in the statement of comprehensive income.

17.	Right-of-use assets

	2021	2020
	US$’000	US$’000

Cost
Beginning of financial year	4,392	5,921
Additions	222	967
Disposals	(2,933)	(2,496)
Modification	(636)	-
End of financial year	1,045	4,392

Accumulated amortisation
Beginning of financial year	(4,040)	(2,091)
Amortisation charge
- Continuing operations	(1,250)	(1,997)
- Discontinued operation	-	(963)
Disposals	2,931	1,011
Others	1,763	-
End of financial year	(596)	(4,040)

Net book value	449	352

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

18.	Leases

(a)	Leases – The Group as a lessee

Nature of the Group’s leasing activities

Leasehold building

The Group leases office space for the purpose of office operations and housing for employees.

Equipment and vehicles

The Group leases photocopiers for office operations and vehicles for senior management.

There are no externally imposed covenants on these lease arrangements.

(a)	Interest expense

	2021	2020
	US$’000	US$’000

Interest expense on lease liabilities	42	86

(b)	Lease expense not capitalised in lease liabilities

	2021	2020
	US$’000	US$’000

Short-term lease expense	612	744

(c)	Total cash outflow for all leases in 2021 was US$1,450,000 (2020: US$2,600,000).

(d)	Future cash outflow which are not capitalised in lease liabilities

Extension options

The leases for office space and certain residential spaces and certain housing for employees contain extension periods, for which the related lease payment had not been included in lease liabilities as the Group is not reasonably certain to exercise the extension options. The majority of the extension options are exercisable by the Group and not by the lessor.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

18.	Leases (continued)

Leases – The Group as a lessor

Nature of the Group’s leasing activities – Group as a lessor

The Group leases vessels (the bareboat element under time charter contracts) under operating leases to non-related parties and related corporations. Where considered necessary to reduce credit risk, the Group may obtain bank guarantees for the term of the lease. These leases are classified as an operating lease because the risk and rewards incidental to ownership of the assets are not substantially transferred.

Maturity analysis of lease payments – Group as a lessor

The table below discloses the undiscounted lease payments to be received by the Group for its leases after the reporting date as follows:

	2021	2020
	US$’000	US$’000

Less than one year	20,429	22,577
One to two years	7,825	8,207
Total undiscounted lease payments	28,254	30,784

19.	Post-employment benefits

Swire Pacific Ship Management Limited Provident Fund – 1990 (“SPSMPF”)

The Group operates the Swire Pacific Ship Management Limited Provident Fund - 1990 (“SPSMPF”), a defined benefit retirement plan, for its employees. The plan is administered by trustees, the majority of which are independent, and the plan’s assets are held separately from those of the Group.

The plan is funded by contributions from the Group in accordance with an independent actuary’s recommendation based on annual actuarial valuations.

The plan exposes the Group to actuarial risks, such as interest rate risk and investment risk.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

19.	Post-employment benefits (continued)

The amounts recognised in the balance sheet are as follows:

	2021	2020
	US$’000	US$’000

Present value of wholly or partly funded obligations	(9,536)	(11,765)
Fair value of plan assets	10,777	13,018
Defined benefit assets	1,241	1,253

Plan assets comprise of the following:

	2021	2020
	US$’000	US$’000

Equities	-	9,221
Bonds	-	3,447
Cash and others	10,777	350
	10,777	13,018

Movements in present value of the defined benefit obligations:

	2021	2020
	US$’000	US$’000

At beginning of financial year	11,765	10,436
Benefits paid by the plan	(3,569)	(1,284)
Current service cost	1,084	973
Interest cost	168	271
Actuarial (gain)/loss	(45)	1,369
Settlement on curtailments	133	-
At end of financial year	9,536	11,765

Movements in plan assets:

	2021	2020
	US$’000	US$’000

At beginning of financial year	13,018	11,590
Contributions by employer	751	890
Interest income	178	319
Return on plan assets, excluding interest income	399	1,503
Benefits paid	(3,569)	(1,284)
At end of financial year	10,777	13,018

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

19.	Post-employment benefits (continued)

Expense recognised in the statement of comprehensive income is as follows:

	2021	2020
	US$’000	US$’000

Current service cost	1,084	973
Interest expense	168	271
Interest income	(178)	(319)
Gain on curtailments	133	-
Expense recognised in the statement of profit or loss	1,207	925

The principal actuarial assumptions used as at 31 December 2021 and 31 December 2020 (expressed as weighted averages) are as follows:

	2021	2020	Movement
	%	%	%

Discount rate	2.1	1.6	0.5

The sensitivity of the defined benefit obligations to changes in actuarial assumptions is as follows:

	Increase/(decrease) in defined benefit obligations
	Change in	Increase in	Decrease in
	assumption	assumption	assumption
	%	US$’000	US$’000

2021
Discount rate	0.5	(404)	437

2020
Discount rate	0.5	(532)	579

20.	Investments in associates

Set out below is the associate which is material to the Group.

Name of company	Principal activity	Country of business/ incorporation	Equity holding
			2021	2020
			%	%

Cadeler A/S	Services to the offshore wind turbine industry	Denmark	28	47

The movement of the investments in associates is mainly due to the disposal of interest in Cadeler A/S of US$30,899,000 and the settlement of receivables from an associated company included within investments in associates of US$9,709,000 (Note 14) during the financial year.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

20.	Investments in associates (continued)

As at 31 December 2021, the fair value of the Group’s interest in Cadeler A/S, which is listed on the Oslo Stock Exchange, was US$159,248,000 (31 December 2020: US$153,248,000). The fair value is classified within Level 1 of the fair value hierarchy. The carrying amount of the Group’s interest was US$113,412,000 (31 December 2020: US$141,884,000). No further financial information is provided on this material associated company in view that its financial results are yet to be released publicly as at the date of this report.

21.	Investment in a joint venture

At the balance sheet date, the details of the joint venture is as follows:

Name of companies	Principal activities	Country of business/ incorporation	Equity holding
			2021	2020
			%	%

Swire Ocean Salvage (Pte.) Limited	Salvaging of distressed vessels and cargos	Singapore	50	50

The financial information presented in the financial statements of the joint venture (and not the Group’s share of those amounts), adjusted for differences in accounting policies between the Group and the joint venture is immaterial.

22.	Non-controlling interests

The Group has the following subsidiaries as at 31 December 2021 and 31 December 2020:

Name	Principal activities	Country of business/ incorporation	Proportion of ordinary shares directly held by parent	Proportion of ordinary shares held by the Group	Proportion of ordinary shares held by non-controlling interests
			%	%	%

Offshore Solutions Ltd	Offshore and onshore marine services	New Zealand	51	51	49

Swire Serviços Maritimos Lda	Chartering of vessels for the oil and gas industry	Angola	49	49	51

Swire Adonai Services Limited	Chartering of vessels for the oil and gas industry	Republic of Ghana	49	49	51

Swire Marine Services EG S.A.	Ship management	Equatorial Guinea	65	65	35

PT Swire Altus	Dormant company	Indonesia	80	80	20

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

22.	Non-controlling interests (continued)

Summarised financial information of subsidiaries with material non-controlling interests

Set out below are the summarised financial information for each subsidiary that has non-controlling interests that are material to the Group. These are presented before inter-company eliminations.

Summarised balance sheet

	Swire Serviços Maritimos Lda		Swire Adonai Services Limited
	31 December		31 December
	2021	2020	2021	2020
	US$’000	US$’000	US$’000	US$’000
Current
Assets	7,814	3,152	21,207	14,403
Liabilities	(8,491)	(4,123)	(27,879)	(19,145)
Total current net liabilities	(677)	(971)	(6,672)	(4,742)

Non-current
Assets	77	71	5	2
Liabilities	-	-	(11)	-
Total non-current net assets/(liabilities)	77	71	(6)	2
Net liabilities	(600)	(900)	(6,678)	(4,740)

Summarised income statements

	Swire Serviços Maritimos Lda		Swire Adonai Services Limited
	For year ended 31 December		For year ended 31 December
	2021	2020	2021	2020
	US$’000	US$’000	US$’000	US$’000

Revenue	3,266	1,440	20,048	27,115
Profit/(loss) before income tax	443	(2,404)	(1,937)	(2,457)
Income tax expense	-	-	-	-
Post-tax profit/(loss)	443	(2,404)	(1,937)	(2,457)

Total comprehensive income/(loss)	443	(2,404)	(1,937)	(2,457)

Total comprehensive income/(loss) allocated to non-controlling interests	226	(1,226)	(988)	(1,253)
Dividends paid to non-controlling interests	-	-	-	-

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

22.	Non-controlling interests (continued)

Summarised cash flows

	Swire Serviços Maritimos Lda		Swire Adonai Services Limited
	For year ended 31 December		For year ended 31 December
	2021	2020	2021	2020
	US$’000	US$’000	US$’000	US$’000

Net cash generated from operating activities	165	412	747	678

Net cash used in investing activities	(11)	(5)	-	(7)

Net cash used in financing activities	-	-	-	-

23.	Deferred income taxes

Deferred income tax assets and liabilities are offset when there is a legally enforceable right to offset current income tax assets against current income tax liabilities and when the deferred income taxes relate to the same taxation authority.

The amounts, determined after appropriate offsetting, are shown on the balance sheet as follows:

	2021	2020
	US$’000	US$’000

Deferred tax assets	195	464

The movement in the net deferred income tax account is as follows:

	2021	2020
	US$’000	US$’000

Beginning of financial year	464	666
- profit or loss (Note 9)	(269)	(202)
End of financial year	195	464

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

23.	Deferred income taxes (continued)

Deferred income tax assets are recognised for tax losses carried forward to the extent that realisation of the related tax benefits through future taxable profits is probable. The Group has unrecognised tax losses of US$339,000,000 (2020: US$254,800,000) at the balance sheet date which can be carried forward and used to offset against future taxable income subject to meeting certain statutory requirements by those companies with unrecognised tax losses and capital allowances in their respective countries of incorporation. The tax losses have no expiry date.

The movement in deferred income tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) is as follows:

Deferred income tax assets

	Provision	Tax losses	Other	Total
	US$’000	US$’000	US$’000	US$’000
2021
As at 31 December 2020	305	220	(61)	464
(Credited)/charged to profit or loss	(200)	(220)	151	(269)
End of financial year	105	-	90	195

2020
As at 31 December 2019	287	211	168	666
(Credited)/charged to profit or loss	18	9	(229)	(202)
End of financial year	305	220	(61)	464

24.	Trade and other payables

	2021	2020
	US$’000	US$’000

Trade payables:
- Non-related parties	6,304	16,024

Non-trade payables:
Accruals for operating expenses	96,490	103,346
Other creditors	5,926	6,824
	102,416	110,170

	108,720	126,194

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

25.	Derivative financial instruments

	Contract notional	Fair value
	amount	Assets	Liabilities
	US$’000	US$’000	US$’000

2021
Cash-flow hedges
- Currency forwards	5,233	-	88
Total		-	88

2020
Cash-flow hedges
- Currency forwards	16,260	760	-
Total		760	-

Currency forwards are entered into to hedge highly probable forecast transactions denominated in foreign currencies which are expected to occur at various dates from the balance sheet date. The currency forwards have maturity dates that coincide within the expected occurrence of these transactions. Gains and losses recognised in the hedging reserve are transferred to profit or loss on the occurrence of these transactions.

26.	Payables to intermediate holding corporation

	2021	2020
	US$’000	US$’000

Current
Payables to intermediate holding corporation	32,563	25,593

Payables to intermediate holding corporation are unsecured, interest-free and repayable on demand.

At the balance sheet date, the carrying amount of payables to intermediate holding corporation approximates its fair value.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

27.	Share capital

	No. of shares	2021	2020
	’000	US$’000	US$’000

Ordinary shares
Beginning and end of financial year	500	50,000	50,000

Contributed surplus
Beginning of financial year		1,330,000	850,000
Addition		-	560,000
Capital return		(80,000)	(80,000)
End of financial year		1,250,000	1,330,000

Share capital		1,300,000	1,380,000

All issued ordinary shares are fully paid. There is no par value for these ordinary shares.

In 2020, addition to contributed surplus of US$560,000,000 pertains to the non-cash transaction of conversion of payables to intermediate holding corporation as capital contribution.

In 2021, US$80,000,000 (2020: US$80,000,000) was repaid to the shareholder by way of reduction in the contributed surplus.

28.	Other reserves

		2021	2020
		US$’000	US$’000

(a)	Composition:
	Currency translation reserve	2,002	1,400
	Post-employment benefits reserve	966	523
	Hedging reserve	(88)	760
		2,880	2,683

(b)	Movement:

	(i) Currency translation reserve
	Beginning of financial year	1,400	-
	Movement during the year	602	1,400
	End of financial year	2,002	1,400

	(ii) Post-employment benefits reserve
	Beginning of financial year	523	401
	Remeasurement of post-employment benefits obligations	443	122
	End of financial year	966	523

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

28.	Other reserves

(b)	Movement: (continued)

	(iii) Hedging reserve
	Beginning of financial year	760	(40)
	Fair value (losses)/gains	(397)	167
	Reclassification	(451)	633
	End of financial year	(88)	760

29.	Financial risk management

Financial risk factors

The Group’s activities expose it to market risk (including currency risk and interest rate risk), credit risk, liquidity risk and capital risk.

The Board of Directors is responsible for setting the objectives and underlying principles financial risk management for the Group.

The finance personnel measure actual exposures against the limits set and prepare regular reports for the review of the management team and the Board of Directors of the Company. The information presented below is based on information received by the management team.

(a)	Market risk

(i)	Currency risk

The Group is exposed to foreign currencies as some of the business operations are denominated in foreign currencies. The Group manages this risk by entering into currency forwards.

As of 31 December 2021 and 31 December 2020, the Group’s business operations are exposed to insignificant currency risk.

(ii)	Interest rate risk

The Group is exposed to interest rate risk on bank deposits. The Group periodically reviews its liabilities and monitors interest rate fluctuations to ensure that the exposure to interest rate risk is within acceptable levels.

As at 31 December 2021 and 31 December 2020, the interest rate risk arising from bank deposits is not significant to the financial statements.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

29.	Financial risk management (continued)

(b)	Credit risk

Credit risk refers to the risk that counterparty will default on its contractual obligations resulting in financial loss to the Group.

(i)	Risk management

The Group adopts the following policy to mitigate credit risk.

For banks and financial institutions, the Group mitigates its credit risks by transacting with counterparties who are mainly rated “A” and above by independent rating agencies.

The Group adopts the policy of dealing only with customers of appropriate credit history and obtaining sufficient security where appropriate to mitigate credit risk. The Group adopts stringent procedures on extending credit terms to customers and on the monitoring of credit risk. These credit terms are normally contractual and credit policies spell out clearly the guidelines on extending credit to customers, including monitoring the process and using related industry’s practices as reference. This includes assessment and valuation of customers’ credit reliability and periodic review of their financial status to determine the credit limits to be granted. Customers are also assessed based on their historical payment records. Where necessary, customers may also be requested to provide security or advance payment before services are rendered.

The maximum exposure to credit risk is the carrying amount of trade receivables and other receivables, loans to related corporation and cash and bank balances presented on the balance sheet.

For related party credit risk, the Group monitors the credit risk of the related parties to assess if there is any significant increase in credit risk.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

29.	Financial risk management (continued)

(b)             Credit risk (continued)

(i)	Credit rating

The Group uses the following categories of internal credit risk rating for financial assets which are subject to expected credit losses under the 3-stage general approach. These four categories reflect the respective credit risk and how the loss provision is determined for each of those categories.

Category of internal credit rating	Definition of category	Basis for recognition of expected credit losses
Performing	Borrower or issuer have a low risk of default and a strong capacity to meet contractual cash flows	12-month expected credit losses
Under-performing	Borrower or issuer for which there is a significant increase in credit risk; significant increase in credit risk is presumed if interest and/or principal repayment are 30 days past due	Lifetime expected credit losses
Non-performing	Interest and/or principal payment are 90 days past due	Lifetime expected credit losses
Write-off	Interest and/or principal repayments are 120 days past due and there is no reasonable expectation of recovery	Asset is written off

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

29.	Financial risk management (continued)

(b)	Credit risk (continued)

(iii)	Impairment of financial assets

The Group has applied the simplified approach by using the provision matrix to measure the lifetime expected credit losses for trade receivables from customers to measure the expected credit losses.

In measuring the expected credit losses, these receivables are grouped based on shared credit risk characteristics and days past due. In calculating the expected credit loss rates, the Group considers historical loss rates for each category of customers, and adjusts for forward-looking macroeconomic factors affecting the ability of the customers to settle the receivables.

Receivables are written off when there is no reasonable expectation of recovery, such as a debtor failing to engage in a repayment plan with the Group. The Group categorises a receivable for write off when a debtor fails to make contractual payment greater than 120 days past due based on historical collection trend. Where receivables have been written off, the Group continues to engage in enforcement activity to attempt to recover the receivables due. Where recoveries are made, these are recognised in profit or loss.

As at 31 December 2021 and 31 December 2020, management has identified a group of debtors to be credit impaired as they experienced significant financial difficulties. Hence, management has assessed the recoverability of these outstanding balances separately from the provision matrix.

Trade receivables by group of customers:

	2021	2020
	US$’000	US$’000

Non-related parties
- Major oil companies	2,419	3,996
Less: Specific loss allowances	(2,419)	(3,996)
	-	-

The Group has assessed that trade receivables from related parties that are repayable on demand are subject to immaterial credit losses.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

29.	Financial risk management (continued)

(b)	Credit risk (continued)

(iii)	Impairment of financial assets (continued)

The Group’s credit risk exposure in relation to trade receivables from third parties as at 31 December 2021 and 31 December 2020 are set out in the provision matrix as follows:

		Past due
	Current	Within 30 days	30 to 60 days	60 to 90 days	More than 90 days	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
31 December 2021
Expected loss rates	2.02%	2.03%	2.04%	2.08%	11.35%
Trade receivables	10,090	3,903	11,786	4,288	1,516	31,583
Loss allowances	204	79	240	89	172	784

		Past due
	Current	Within 30 days	30 to 60 days	60 to 90 days	More than 90 days	Total
	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
31 December 2020
Expected loss rates	2.00%	2.02%	2.05%	2.16%	11.07%
Trade receivables	15,408	7,987	3,365	1,894	3,911	32,565
Loss allowances	308	162	69	41	433	1,013

Movement in credit loss allowance for financial assets are set out as follows:

Trade receivables
US$’000
2021
Balances at 1 January 2021	5,009
Loss allowance recognised in profit or loss during the year on:
- Asset acquired/originated	2,619
- Utilised amount	(1,806)
- Reversal of unutilised amount	(2,619)

Balances at 31 December 2021	3,203

2020
Balances at 1 January 2020	3,002
Loss allowance recognised in profit or loss during the year on:
- Asset acquired/originated	8,856
- Utilised amount	(6,849)

Balances at 31 December 2020	5,009

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

29.	Financial risk management (continued)

(b)	Credit risk (continued)

(iv)	Other receivables

Other receivables are substantially with companies with good collection track record with the Group and are considered to have low credit risk. The other receivables balances are measured on 12-months expected credit losses and subject to immaterial credit loss.

(v)	Cash and cash equivalents

The Group held cash and cash equivalents of US$31,232,000 (2020: US$45,144,000) of which significant balances with banks which are rated A (2020: A) based on Standard & Poor and are considered to have low credit risk. The cash balances are measured on 12-months expected credit losses and subject to immaterial credit loss.

(c)	Liquidity risk

The Group manages liquidity risk by maintaining sufficient cash and available funding through committed credit facilities, from its related corporations and intermediate holding corporation, to enable it to meet its operational requirements.

The table below analyses the maturity profile of the financial liabilities (including derivative financial liabilities) of the Group based on contractual undiscounted cash flows.

	Less than 1 year	Between 1 and 2 years
	US$’000	US$’000
2021
Gross-settled currency forwards
- Receipts	5,140	-
- Payments	(5,233)	-
Trade and other payables	(108,720)	-
Payables to intermediate holding corporation	(32,563)	-
Lease liabilities	(262)	(168)
	(141,638)	(168)

2020
Gross-settled currency forwards
- Receipts	16,789	-
- Payments	(16,260)	-
Trade and other payables	(126,194)	-
Payables to intermediate holding corporation	(25,593)	-
Lease liabilities	(1,488)	(288)
	(152,746)	(288)

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

29.	Financial risk management (continued)

(d)	Capital risk

The Group’s objectives when managing capital are to ensure that the Group is adequately capitalised and to maintain an optimal capital structure by issuing or redeeming additional equity and debt instruments when necessary. Net debt is calculated as borrowings plus trade and other payables less cash and cash equivalents. Total capital is calculated as total equity plus net debt.

	2021	2020
	US$’000	US$’000

Net debt	110,051	106,643
Total equity	407,590	483,774
Total capital	517,641	590,417

The Group is not subject to any externally imposed capital requirements.

(e)	Fair value measurements

The table below presents assets and liabilities measured and carried at fair value and classified by level of the following fair value measurement hierarchy:

Level 2
US$’000

2021
Liabilities
Derivative financial instruments	88

2020
Assets
Derivative financial instruments	760

The fair value of financial instruments that are not traded in an active market (over-the-counter currency forwards) is determined using quoted forward exchange rates at the balance sheet date. These instruments are included in Level 2.

The carrying value less impairment provision of current trade receivables and payables are assumed to approximate their fair values. The fair value of non-current lease liabilities and payables to intermediate holding corporation approximates their carrying amount.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

29.	Financial risk management (continued)

(f)	Financial instruments by category

The carrying amount of the different categories of financial instruments, other than derivative financial instruments (Note 25), are as follows:

	2021	2020
	US$’000	US$’000

Financial assets, at amortised cost	117,491	124,896
Financial liabilities, at amortised cost	(109,133)	(127,817)

(g)	Offsetting financial assets and liabilities

The Group’s financial assets and liabilities are not subjected to enforceable master netting arrangements or similar arrangements. Financial assets and liabilities are presented as gross on the balance sheet.

30.	Immediate, intermediate and ultimate holding corporations

The Company’s immediate holding corporation is Banyan Overseas Limited, incorporated in Bermuda. The intermediate holding corporation is Swire Pacific Limited, incorporated in Hong Kong. The ultimate holding corporation is John Swire & Sons Limited, incorporated in England and Wales.

31.	Related party transactions

In addition to the information disclosed elsewhere in the financial statements, the following significant transactions took place between the Group and related parties at terms agreed between the parties:

(a)	Sales and purchases of goods and services

	2021	2020
	US$’000	US$’000

Ship management fees charged to related corporation	1,285	1,167
Management fees and support services charged to related corporations	1,247	239
Sundry income charged to related corporations	-	159
Cost pooling charged to related corporations	28	739
Management and other fees paid to related corporations	(1,585)	(1,159)

Related corporations refer to subsidiaries, associates and joint venture of the immediate, intermediate and ultimate holding companies.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

31.	Related party transactions

In addition to the information disclosed elsewhere in the financial statements, the following significant transactions took place between the Group and related parties at terms agreed between the parties: (continued)

(b)	Key management compensation is as follows:

	2021	2020
	US$’000	US$’000

Directors’ fee	150	165
Wages and salaries	1,861	1,706
Other short-term benefits	330	808
	2,341	2,679

32.	Impact of COVID-19

The Coronavirus Disease 2019 (“COVID-19”) pandemic has affected almost all countries of the world, and resulted in border closures, distribution disruptions, workplace closures, movement controls and other measures imposed by the various governments. The Group’s significant operations are in Middle East, Africa and Asia, all of which were affected by the spread of COVID-19 in 2020.

Set out below is the impact of COVID-19 on the Group’s financial performance reflected in this set of financial statements for the year ended 31 December 2021.

i.

The Group has assessed that the going concern basis of preparation for this set of financial statements remains appropriate, with the continuing financial support from the intermediate holding corporation.

ii.

In 2021, border closures, distribution disruptions and workplaces closures have resulted in periods where the Group’s and its customers’ operations were temporarily suspended to adhere to the respective governments’ movement control measures.

iii.

The Group has considered the market conditions (including the impact of COVID-19) as at the balance sheet date, in assessing the recoverability of the carrying amount of vessels as at 31 December 2021. The estimates and judgement applied on impairment of vessels are disclosed in Note 3.

As the COVID-19 pandemic continues to evolve, the Group continues to be impacted by measures taken by governments to combat the spread of the pandemic. If the situation persists beyond management’s current expectations, the Group’s assets may be subjected to further write downs in the subsequent financial periods.

SWIRE PACIFIC OFFSHORE HOLDINGS LIMITED AND ITS SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
For the financial years ended 31 December 2021 and 31 December 2020

33.	Events occurring after balance sheet date

Disposal of interest in an associate

On 11 February 2022, the Group completed the disposal of 6.68% of its interest in Cadeler A/S, which reduced its holdings from 28.23% to 21.55%, for a consideration of US$33,641,000. A gain of US$6,820,000 was recognised.

34.	New or revised accounting standards and interpretations

Certain new accounting standards and interpretations have been published that are not mandatory for 31 December 2021 reporting periods and have not been early adopted by the Company. These standards are not expected to have a material impact on the Company in the current or future reporting periods and on foreseeable future transactions.

35.	Authorisation of financial statements

These financial statements were authorised for issue in accordance with a resolution of the Board of Directors of Swire Pacific Offshore Holdings Limited on 7 March 2022.